UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1 to Form 8-K, filed on January 3, 2014)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 24, 2014

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

MVB Financial Corp. (the “Company”) is filing this Form 8-K/A as an amendment (the “Amendment”) to the Company’s Current Report on Form 8-K (the “Original 8-K”) which reported certain title changes, new employment agreements and stock option grants to one or more of Larry F. Mazza, Chief Executive Officer and President of the Company; Donald T. Robinson, Executive Vice President and Chief Operating Officer of the Company; and Patrick R. Esposito II, Senior Vice President and Chief Legal and Risk Officer of the Company, which was filed with the Securities and Exchange Commission on January 3, 2014 (the “Original 8-K”).  This Amendment No. 1 to the Original 8-K is being filed to include copies of the employment agreement, which were inadvertently omitted in the initial filing, as exhibits to the Form 8-K/A; to update the compensation for Larry F. Mazza that has been approved by the Board of Directors on January 21, 2014 based upon Mazza’s annual review; to include a copy of the employment agreement addendum between the Company and Larry F. Mazza; and to update the age of Patrick R. Esposito II based upon a change in age between the filing of the Original 8-K and this Amendment.

Except for the foregoing, this Amendment does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K.  Accordingly, this Amendment should be read in conjunction with the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2013, and effective January 1, 2014, the Board of Directors of MVB Financial Corp. (“MVB” or “the Company”) has entered into new employment agreements with certain executive officers and changed the titles for the certain executive officers.

Specifically, Larry F. Mazza, 53, who was previously Chief Executive Officer of MVB and Chief Executive Officer and President of MVB Bank, Inc. (“MVB Bank”) was named as Chief Executive Officer and President of MVB and Chief Executive Officer of MVB Bank.

Mazza succeeds, as President of MVB, longtime MVB President Roger J. Turner, who effective January 1, 2014, departed his executive officer role at MVB, but will remain as a director of MVB and as an employee with MVB’s subsidiary, MVB Bank, as Executive Vice President & Chief Lending Officer.

Mazza has a new written employment agreement, entered into as of December 31, 2013 and effective January 1, 2014, with MVB that can be renewed annually.  Mazza’s salary is $535,000 per year, payable in accordance with MVB’s general payroll practices and is subject to future adjustment.  Mazza continues to be eligible to participate in MVB’s fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs.  In addition, Mazza continues to be eligible to participate in the MVB annual executive performance incentive plan.  Mazza continues to be subject to MVB standard employee handbook policies.  Mazza’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment of two years of the then current annual base salary, provided that a general release of claims is executed.  Mazza’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition.

Subsequent to the entry into this employment agreement between MVB and Mazza and based upon the annual review of Mazza’s performance by MVB, with the approval of the Board of Directors of MVB on January 21, 2014, Mazza and MVB entered into as of January 23, 2014, an addendum to Mazza’s employment agreement that increases Mazza’s salary to $625,000 per year beginning April 1, 2014.  All other terms of the employment agreement between MVB and Mazza remained unchanged.

Further, Donald T. Robinson, 38, who was previously Executive Vice President & Chief Operating Officer of MVB and MVB Bank retained the title of Executive Vice President & Chief Operating Officer of MVB and was promoted to President of MVB Bank, effective January 1, 2014.

Robinson has a new written employment agreement, entered into as of December 31, 2013 and effective January 1, 2014, with MVB that can be renewed annually.  Robinson’s salary is $250,000 per year from January 1, 2014 to March 31, 2014, payable in accordance with MVB’s general payroll practices, is increased to $350,000 per year beginning April 1, 2014, and is subject to future adjustment.  Robinson continues to be eligible to participate in MVB’s fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs.  In addition, Robinson continues to be eligible to participate in the MVB annual executive performance incentive plan.  Robinson continues to be subject to MVB standard employee handbook policies.  Robinson’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment of two years of the then current annual base salary, provided that a general release of claims is executed.  Robinson’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition.

In addition, Patrick R. Esposito II, 40, who was previously Vice President, Corporate Development, Chief Risk Officer and General Counsel of MVB and Vice President, Corporate Development, Project Management, Vendor Management, Chief Risk Officer and General Counsel of MVB Bank, was named as Senior Vice President, Chief Legal and Risk Officer of MVB and Senior Vice President, Chief Legal and Risk Officer of MVB Bank, effective January 1, 2014.  In these roles, Esposito will continue to focus on legal, risk management, vendor management, project management, and strategic planning activities for MVB and MVB subsidiaries.

Esposito has a new written employment agreement, entered into as of December 31, 2013 and effective January 1, 2014, with MVB that can be renewed annually.  Esposito’s salary is $190,000 per year from January 1, 2014 to March 31, 2014, payable in accordance with MVB’s general payroll practices, is increased to $240,000 per year beginning April 1, 2014, and is subject to future adjustment.  Esposito continues to be eligible to participate in MVB’s fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs.  In addition, Esposito continues to be eligible to participate in the MVB annual executive performance incentive plan.  Esposito continues to be subject to MVB standard employee handbook policies.  Esposito’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment of two years of the then current annual base salary, provided that a general release of claims is executed.  Esposito’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition.

In addition and unrelated to these changes in executive officer appointments and associated new employment agreements, MVB approved the grant of stock options to certain executive officers of MVB, in the amounts indicated below, under the MVB Financial Corp. 2013 Incentive Stock Plan.

Name of Executive Officer	Options Granted on December 31, 2013
Donald T. Robinson	25,000
Patrick R. Esposito II	15,000
Roger J. Turner	1,000

The stock options will be exercisable at the fair market value of the MVB’s common stock on the date of the grant ($32.00 per share) and will vest over a five year period in equal amounts each year, beginning on December 31, 2014.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits:

99.1   Employment Agreement between MVB Financial Corp. and Larry F. Mazza

99.2   Employment Agreement between MVB Financial Corp. and Donald T. Robinson

99.3   Employment Agreement between MVB Financial Corp. and Patrick R. Esposito II

99.4   Employment Agreement Addendum between MVB Financial Corp. and Larry F. Mazza

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp.
By	/s/ Larry F. Mazza
Larry F. Mazza
Chief Executive Officer & President

Date: January 24, 2014